Exhibit 99.1

EXACT Sciences Corporation Announces Fourth Quarter and Year-End 2004 Conference Call

MARLBOROUGH, Mass., Jan 14, 2005 (BUSINESS WIRE) — EXACT Sciences Corporation (NASDAQ:EXAS) announced today that it will host a conference call for its fourth quarter and year- end 2004 financial and operating results on Tuesday, January 25, 2005 at 8:30 a.m. ET. A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link. The conference call and the Webcast are open to all interested parties. An archived version of the Webcast will be available at EXACT Sciences’ Web site, www.exactsciences.com, through the Investor Relations link, for one month. A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

EXACT Sciences will announce its fourth quarter and year- end 2004 financial and operating results on Monday, January 24, 2005, after the close of regular market trading hours.

•                  Information for the call is as follows:

•                  Domestic callers: 877-809-1575

•                  International callers: 706-679-5918

•                  Conference ID # 3354608

•                  The conference call replay information is as follows:

•                  Domestic callers: 800-642-1687

•                  International callers: 706-645-9291

•                  Conference ID # 3354608

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences Corporation

EXACT Sciences Corporation is the leader in rapidly applying genomics knowledge to develop effective, patient-friendly screening methods to detect cancer early, so that physicians can save patients’ lives. Its first commercial test, PreGen-Plus(TM), is used for screening for colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on

EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

CONTACT:

EXACT Sciences Corporation
Kerry Beth Daly (Media)
617-267-8223
dalyk@fleishman.com
or
Amy Hedison (Investor Relations)
508-683-1252
ahedison@exactsciences.com